UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 655-6000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2024, Advent Technologies Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the Certificate of Amendment, effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”), every 30 shares of Common Stock issued and outstanding, including shares of Common Stock held by the Company as treasury shares, will be automatically combined into one share of Common Stock. As of the filing of the Certificate of Amendment on May 13, 2024, the Company had 2,636,886 shares of Common Stock issued and outstanding. The Company’s stockholders of record will receive a cash payment of $3.105 per share in lieu of any fractional shares they would have otherwise been entitled to receive in the Reverse Stock Split.

The Common Stock began trading on The Nasdaq Capital Market on a split-adjusted basis at the opening of trading on Tuesday, May 14, 2024. The Common Stock will continue trading on The Nasdaq Capital Market under the symbol “ADN” with a new CUSIP number (00788A204). The Company’s publicly traded warrants will continue to be traded on The Nasdaq Capital Market under the symbol “ADNWW” and the CUSIP number for the public warrants will remain unchanged. However, under the terms of the applicable warrant agreement, the number of shares of Common Stock issuable on exercise of each warrant were proportionately decreased. Specifically, following effectiveness of the Reverse Stock Split, every 30 shares of Common Stock that may be purchased pursuant to the exercise of public warrants will represent one share of Common Stock that may be purchased pursuant to such warrants. Additionally, the exercise price of such warrants shall be adjusted to reflect the Reverse Stock Split by multiplying the warrant price immediately prior to the Reverse Stock Split by a fraction, the numerator of which is the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to the Reverse Stock Split, and the denominator of which is the number of shares of Common Stock purchasable immediately following the Reverse Stock Split.

As of the Effective Time, the number of shares of Common Stock available for issuance under the Company’s 2021 Equity Incentive Plan (the “Plan”) and issuable pursuant to equity awards immediately prior to the Reverse Stock Split were proportionately adjusted by the Reverse Stock Split. Additionally, at the Effective Time, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), acting as Administrator of the Plan, shall make appropriate adjustments to the maximum number of shares of stock specified in Section 4(a) therein that may be delivered under the Plan, and will make appropriate adjustments to the number and kind of shares of stock or securities underlying equity awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to equity awards and any other provision of the equity awards affected by such change. In accordance with such provision, at the Effective Time, equitable adjustments to the number of shares issuable upon the vesting of outstanding restricted stock units, per share exercise price and the number of shares issuable upon the exercise of stock options under the Plan and proportionately adjust the aggregate number of shares reserved for issuance and the aggregate number of shares that may be issued pursuant to incentive stock options based on the 1-for-30 reverse stock split ratio determined by the Board.

The Reverse Stock Split will affect all record holders of the Common Stock uniformly and will not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Advent Technologies Holdings, Inc.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024

Advent Technologies Holdings, Inc.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chairman and Chief Executive Officer

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